Exhibit 10.01

THIRD AMENDMENT

THIS THIRD AMENDMENT (“Amendment”), dated as of May 16, 2003 (the “Amendment Date”), is made between (i) INTRADO, INC., INTRADO COMMUNICATIONS INC. and INTRADO COMMUNICATIONS OF VIRGINIA, INC. (individually and collectively, “Borrower”); and (ii) GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Lender”);

WITNESSETH:

WHEREAS, pursuant to a certain Loan and Security Agreement, dated as of July 31, 2001, made between Borrower and Lender (hereinafter, as amended to date, called the “Loan Agreement”), Lender agreed to extend credit to Borrower in accordance with, and subject to, the terms and conditions therein contained; and

WHEREAS, Borrower has requested that Lender make an additional term loan in the amount of Ten Million Dollars ($10,000,000) to Borrower under the Loan Agreement, the proceeds of which will be used, to the extent of Six Million Dollars ($6,000,000), to repay outstanding “Revolving Credit Advances” (as that term is defined in the Loan Agreement) and, to the extent of the balance, for working capital and other general corporate purposes; and

WHEREAS, subject to the terms and conditions hereof, Lender is willing to make such accommodations to Borrower;

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Borrower and Lender agree to amend the Loan Agreement as follows:

1.                                       Incorporation of Definitions.  Capitalized terms used hereinbelow, but not expressly redefined hereinbelow, shall have the meanings given to such terms in the Loan Agreement, as amended hereby.

2.                                       Amendment to Section 1.1 of the Loan Agreement.  Section 1.1 of the Loan Agreement is hereby amended by adding therein immediately after subsection (f) thereof (which was added pursuant to the Second Amendment) the following new subsection (g):

(g)                                 Second Term Loan.  Effective upon satisfaction of the conditions precedent specified in Section 8 of the Third Amendment and the conditions to Loans specified in Sections 2.2(a), (b) and (c), Lender shall make a term loan to Borrower in the principal amount of Ten Million Dollars ($10,000,000) (“Second Term Loan”).  Six Million Dollars ($6,000,000) of the proceeds of the Second Term Loan will be used by Borrower to repay outstanding Revolving Credit

Advances, and the remaining Four Million Dollars ($4,000,000) will be used by Borrower for working capital and other general corporate purposes.  The Second Term Loan shall be evidenced by, and be repayable in accordance with the terms of, a certain Second Term Note, dated as of even date herewith, in the principal amount of Ten Million Dollars ($10,000,000) (“Second Term Note”), made by Borrower in favor of Lender.  The principal amount of the Second Term Note shall be repaid in consecutive quarterly principal installments in the amount of Eight Hundred Thirty-Three Thousand Three Hundred Thirty-Three Dollars ($833,333) each, due and payable on the first day of each calendar quarter, commencing on July 1, 2003 and continuing on the first day of each calendar quarter thereafter, i.e., on each October 1, January 1, April 1 and July 1, through April 1, 2006 on which date the outstanding principal balance of the Second Term Note shall be due and payable in full.  Interest on the Second Term Loan shall be payable at the rate and in the manner provided in Section 1.5.

3.                                       Amendments to Section 1.2 of the Loan Agreement.

(a)                                  Section 1.2 of the Loan Agreement is hereby amended by deleting in its entirety the last sentence of subsection (c) thereof and substituting in lieu thereof the following sentence:

If Borrower exercises its right of termination and prepayment, Borrower shall pay to Lender any applicable LIBOR funding breakage costs in accordance with Section 1.5(f).

(b)                                 Section 1.2 of the Loan Agreement is hereby further amended by adding immediately after subsection (c) thereof, the following new subsection (d) :

(d)                                 In addition to its right to prepay the Obligations in full pursuant to the preceding subsection (c), Borrower shall have the right, at any time upon ten (10) days prior written notice given by Borrower’s Agent to Lender, to prepay in whole or in part either or both of the Term Loan and the Second Term Loan; provided, that (i) any partial prepayments of the Term Loan or the Second Term Loan shall be applied to the outstanding principal installments thereof in the inverse order of their respective maturity dates and (ii) in the case of any prepayment in whole or in part of the Second Term Loan, Borrower shall pay to Lender any applicable LIBOR funding breakage costs in accordance with Section 1.5(f).

4.                                       Amendments to Section 1.5 of the Loan Agreement.

(a)                                  Section 1.5 of the Loan Agreement (as previously amended pursuant to the Second Amendment) is hereby further amended by deleting subsection (a) thereof in its entirety and substituting in lieu thereof the following revised subsection (a):

(a)                                  Borrower shall pay interest to Lender on the aggregate outstanding Revolving Credit Advances at a floating rate equal to the Index Rate plus one and one-half percent (1.5%) per annum (the “Revolving Credit Rate”).  Borrower shall pay interest to Lender on the outstanding principal amount of the Term Loan at a floating rate equal to the Index Rate plus one and one-half percent (1.5%) per annum (the “Term Loan Rate”).  Borrower shall pay interest to Lender on the outstanding principal amount of the Second Term Loan at a floating rate equal to the Index Rate plus one and one-half percent (1.5%) per annum or, at the election of Borrower’s Agent pursuant to Section 1.5(e) below, at a fixed rate for the applicable LIBOR Period equal to the applicable LIBOR Rate plus three and three-fourths percent (3.75%) per annum (each of such rates, as applicable, the “Second Term Loan Rate”).  All computations of interest, and all calculations of the Letter of Credit Fee, shall be made by Lender on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest or fee is payable.  Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.  In no event will Lender charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

(b)                                 Section 1.5 of the Loan Agreement (as previously amended pursuant to the Second Amendment)is hereby further amended by adding the following sentence at the end of subsection (b) thereof:

Interest shall be payable on the Second Term Loan (i) as to any portion of the Second Term Loan which is an Index Rate Loan, (A) in arrears for the preceding calendar month on the first day of each calendar month, (B) on the maturity date of the Second Term Loan, and (C) if any interest accrues or remains payable after the maturity date of the Second Term Loan, upon demand by Lender and (ii) as to any portion of the Second Term Loan which is a LIBOR Loan, (A) in arrears for the applicable LIBOR Period, on the last day of the applicable LIBOR Period, (B) on the maturity date of the Second Term Loan and (C) if any interest accrues or remains payable after the maturity date of the Second Term Loan, upon demand by Lender.

(c)                                  Section 1.5 of the Loan Agreement (as previously amended pursuant to the Second Amendment) is hereby further amended by deleting subsection (c) thereof in its entirety and substituting in lieu thereof the following revised subsection (c).

(c)                                  Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the Revolving Credit Rate, the Letter of Credit Fee, the Term Loan Rate and the applicable Second Term Loan Rate shall automatically be increased by two percentage points (2%) per annum (such increased rate, the “Default Rate”), and all outstanding Obligations, including unpaid interest and Letter of Credit Fees, shall continue to accrue interest from the date of such Event of Default at the Default Rate applicable to such Obligations.

(d)                                 Section 1.5 of the Loan Agreement (as previously amended pursuant to the Second Amendment) is hereby further amended by inserting after the words “Business Day” the second time they appear in subsection (d) thereof the following parenthetical:

“(except as set forth in the definition of LIBOR Period)”

(e)                                  Section 1.5 of the Loan Agreement (as previously amended pursuant to the Second Amendment) is hereby further amended by adding immediately after subsection (d) thereof the following new subsections (e), (f) and (g):

(e)                                  Subject to the conditions precedent set forth in clauses (a), (b) and (c) of Section 2.2, Borrower’s Agent shall have the option to (i) request that all or any portion of the Second Term Loan be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Second Term Loan from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with subsection 1.5(f) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of the Second Term Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period, and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued.  Any Loan or group of Loans under the Second Term Loan having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess of such amount.  Any such election must be made by 12:00 noon (New York time) on the 3rd Business Day prior to (1) the date of the funding of the Second Term Loan, to the extent that any portion thereof is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower’s Agent wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower’s Agent in such election.  If no election is received with respect to a LIBOR Loan by 12:00 noon (New York time) on the 3rd Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default has occurred and is continuing or if the additional conditions precedent set forth in clauses (a), (b) and (c) of Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period.  Borrower’s Agent must make such election by notice to Lender in writing, by telecopy or overnight courier.  In the case of any conversion or continuation, such election must be made pursuant to a notice of conversion/continuation in form and substance satisfactory to Lender.

(f)                                    To induce Lender to provide the LIBOR Rate option with respect to the Second Term Loan on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall refuse to accept any borrowing of or shall request a termination of, any borrowing of, conversion into or continuation of, LIBOR Loans after Borrower’s Agent has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower’s Agent has given a notice thereof in accordance herewith, then Borrower shall indemnify and hold harmless Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing.  Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained.  For the purpose of calculating amounts payable to Lender under this subsection, Lender shall be deemed to have actually funded the relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided that Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection.  This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.  As promptly as practicable under the circumstances, Lender shall provide Borrower’s Agent with its written calculation of all amounts payable pursuant to this Section 1.5(f), and such calculation shall be binding on the parties hereto unless Borrower’s Agent shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

(g)                                 Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of Lender without, in Lender’s opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by Lender to Borrower’s Agent, (i) the obligation of Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by Borrower to Lender, together with interest accrued thereon, unless Borrower’s Agent, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

5.                                       Amendments to Section 2.2 of the Loan Agreement.

(a)                                  Section 2.2 of the Loan Agreement is hereby amended by inserting after the parenthetical in the introduction thereof (which reads “(including the initial

Loans)”) the words “or to convert or continue all or any portion of the Second Term Loan as a LIBOR Loan”.

(b)                                 Section 2.2 of the Loan Agreement is hereby further amended by inserting after the word “Loan” in the first line thereof the words “or the conversion or continuation of all or any portion of the Second Term Loan into, or as, a LIBOR Loan, as the case may be”.

6.                                       Amendments to Defined Terms.  The definitions set forth on Schedule A to the Loan Agreement are hereby amended in the following respects:

(a)                                  The following definitions are hereby added to Schedule A:

“Index Rate Loan” means the Second Term Loan or portion thereof bearing interest by reference to the Index Rate.

“LIBOR Business Day” means a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

“LIBOR Loan” means the Second Term Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

“LIBOR Period” means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower’s Agent pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower’s Agent’s irrevocable notice to Lender as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

(a)                                  if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

(b)                                 any LIBOR Period that would otherwise extend beyond the maturity date of the Second Term Loan shall end two (2) LIBOR Business Days prior to such date;

(c)                                  any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

(d)                                 Borrower’s Agent shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

(e)                                  Borrower’s Agent shall select LIBOR Periods so that there shall be no more than five (5) separate LIBOR Loans in existence at any one time.

“LIBOR Rate” means, for each LIBOR Period, a rate of interest determined by Lender equal to:

(a)                                  the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

(b)                                 a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Lender and Borrower’s Agent.

“Third Amendment” shall mean the Third Amendment to Loan and Security Agreement, dated as of May 15, 2003, between Borrower and Lender.

“Second Term Loan” shall have the meaning assigned to it in Section 1.1(g).

“Second Term Loan Rate” shall have the meaning assigned to it in Section 1.5(a).

“Second Term Note” shall have the meaning assigned to it in Section 1.1(g).

(b)                                 The definition of “Loans” set forth on Schedule A is hereby deleted in its entirety and the following revised definition of “Loans” is hereby substituted in lieu thereof:

“Loans” shall mean, collectively, (a) the Revolving Credit Loan including the Letter of Credit Obligations, (b) the Term Loan and (c) the Second Term Loan, or, as the context shall require, any Index Rate Loan or LIBOR Loan made thereunder.  “Loan” shall mean any of such loans, as the context shall require.

(c)                                  The definition of “Business Day” set forth on Schedule A is hereby amended by adding at the end of such definition (before the period) the following phrase:

“and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day”

(d)                                 The definition of “Notes” set forth on Schedule A is hereby deleted in its entirety and the following revised definition of “Notes” is hereby substituted in lieu thereof:

“Notes” shall mean, collectively, the Revolving Credit Note, the Term Note and the Second Term Note.  “Note” shall mean any of such notes, as the context shall require.

7.                                       Amendments to Financial Covenants.  First Amended Schedule G to the Loan Agreement (Financial Covenants) (which replaced Schedule G to the Loan Agreement pursuant to the First Amendment to the Loan Agreement dated as of July 1, 2002) shall be deleted in its entirety, and the Second Amended Schedule G annexed hereto shall be substituted in its place.

8.                                       Conditions Precedent.  The amendments set forth herein shall not become effective unless and until (a) Borrower shall have executed and delivered to Lender a Second Term Note in the form of Exhibit A to this Amendment, (b) Borrower shall have delivered to Lender resolutions of its board of directors, certified by the Secretary or an assistant Secretary of Borrower to be true, correct and complete authorizing Borrower’s execution and delivery of, and performance under, this Amendment and (c) Borrower shall have paid to Lender a closing fee in the amount of One Hundred Thousand Dollars ($100,000), which fee shall be fully-earned upon Lender’s funding of the Second Term Loan.

9.                                       Effect of Amendment.  This Amendment shall become effective as of the date of satisfaction of the conditions precedent set forth in Section 8 hereof.  Except as set forth expressly herein, all terms of the Loan Agreement, as amended hereby, and the Loan Documents, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Lender.  To the extent any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Loan Agreement as modified and amended hereby.  In any event, this Amendment and the documents executed in connection therewith shall not, individually or collectively, constitute in any way a novation.

10.                                 Inducement Representations.  To induce Lender to enter into this Amendment, Borrower hereby (a) restates and renews each and every representation and warranty heretofore made by it under, or in connection with the execution and delivery of, the Loan Agreement; (b) restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and in the Loan Documents, effective as of the date hereof; (c) certifies that, as of the date hereof, after giving effect hereto, no Event of Default or Default exists; (d) acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in its favor as against Lender with respect to the payment or performance of its Obligations; (e) acknowledges and agrees that Lender’s Lien in the Collateral continues in full force and effect as security for all of the Obligations, including, without limitation, all of the Obligations of Borrower under and in respect of the Revolving Credit

Loans, the Term Loan and the Second Term Loan and (f) releases Lender from any and all liability for any action taken (or omitted to be taken) by Lender in connection with the Loan Agreement or pursuant thereto through the date of this Amendment.

11.                                 Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles thereof regarding conflicts of laws.

12.                                 Costs and Expenses.  Borrower agrees to pay upon request all costs and expenses of Lender in connection with the preparation, execution, delivery and enforcement of this Amendment and all other Loan Documents executed in connection herewith, the closing hereof, and any other transactions contemplated hereby, including the reasonable fees and out-of-pocket expenses of Lender’s legal counsel.

13.                                 Entire Agreement.  This Amendment constitutes the entire agreement between Borrower and Lender relative to the subject matter hereof, and supersedes and replaces any understanding or agreement, oral or written, in conflict therewith.

IN WITNESS WHEREOF, Borrower and Lender have set their hands, effective as of the Amendment Date.

“BORROWER”

INTRADO, INC.

By:
Name:
Title:

INTRADO COMMUNICATIONS INC.

By:
Name:
Title:

INTRADO COMMUNICATIONS OF VIRGINIA, INC.

By:
Name:
Title:

“LENDER”

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:

EXHIBIT A

SECOND TERM NOTE

$10,000,000	May 15, 2003

For value received, the receipt and sufficiency of which are hereby acknowledged, the undersigned, jointly and severally (“Borrower”), hereby promises to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as successor by merger to General Electric Capital Corporation, a New York corporation (“Lender”), Ten Million Dollars ($10,000,000), together with interest on the unpaid balance of such amount from the date of the funding of the Second Term Loan.  This Note is the Second Term Note issued under the Loan and Security Agreement between Borrower and Lender, dated as of July 31, 2001 (said agreement, as the same may have been and may be further amended, restated or supplemented from time to time, being herein called the “Agreement”) to which a reference is made for a statement of all of the terms and conditions of the Loan evidenced hereby.  Capitalized terms not defined in this Note shall have the respective meanings assigned to them in the Agreement.  This Note is secured by the Agreement, the other Loan Documents and the Collateral, and is entitled to the benefit of the rights and security provided thereby.

Interest on the outstanding principal balance under this Note is payable at the Second Term Loan Rate, or, under the circumstances contemplated by the Agreement, at the Default Rate, in immediately available United States Dollars at the times and in the manner specified in the Agreement.  The outstanding principal under this Note shall be payable at the times and in the manner provided in the Agreement. Payments received by Lender shall be applied against principal and interest as provided for in the Agreement.

To the fullest extent permitted by applicable law, Borrower waives:  (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Documents or this Note; (b) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevin, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will  be used solely for the purposes specified in the Agreement and not for any personal purpose.

Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

Borrower agrees to pay to Lender all Fees and expenses described in the Agreement.

BORROWER ACKNOWLEDGES THAT BORROWER HAS WAIVED THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ON THIS NOTE. THIS NOTE IS GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

INTRADO INC.

By:
Name:
Title:

INTRADO COMMUNICATIONS INC.

By:
Name:
Title:

INTRADO COMMUNICATIONS OF VIRGINIA INC.

By:
Name:
Title:

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SECOND AMENDED SCHEDULE G
(“SCHEDULE G”, BELOW)

FINANCIAL COVENANTS

As used in this Agreement (including this Schedule G), the following terms shall have the following meanings:

“Adjusted EBITDA” shall mean, for any period, EBITDA less capitalized software development costs for such period, each determined for Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Adjusted Tangible Net Worth” shall mean, at any date, Tangible Net Worth, plus deferred revenues at such date, all as determined for Borrower and its Subsidiaries on a consolidated basis, in accordance with GAAP.

“Adjusted Current Liabilities” shall mean the sum of (i) total current liabilities of Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP (excluding, however, therefrom any “non-current” part of the liabilities associated with inventory purchased from Lucent Public Safety System), plus (ii) without duplication, the aggregate amount of all outstanding Revolving Credit Loans and Letter of Credit Obligations; excluding, however, any current liabilities associated with (i) standby letters of credit, and (ii) deferred revenue.

“EBITDA” shall mean, for any period, the Net Income (Loss) of Borrower and its Subsidiaries on a consolidated basis for such period, plus interest expense, income tax expense, amortization expense, depreciation expense and extraordinary losses and minus extraordinary gains, in each case, of Borrower and its Subsidiaries on a consolidated basis for such period determined in accordance with GAAP to the extent included in the determination of such Net Income (Loss).

“Fixed Charge Coverage Ratio” shall mean, for any period of four (4) consecutive Fiscal Quarters, the ratio of the following for Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP:  (a) EBITDA for such period less, without duplication, (i) capitalized software development costs and (ii) Capital Expenditures for such period which are not financed through the incurrence of any Indebtedness (excluding the Revolving Credit Loan) or through the issuance of Stock, to (b) the sum of (i) interest expense paid or accrued in respect of any Indebtedness during such period, plus (ii) taxes to the extent accrued or otherwise payable with respect to such period plus (iii) regularly scheduled payments of principal paid or that were required to be paid on Funded Debt (excluding the Revolving Credit Loan) during such period.

“Funded Debt” shall mean, for Borrower and its Subsidiaries, on a consolidated basis, all

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Indebtedness which by the terms of the agreement governing or instrument evidencing such Indebtedness matures more than one (1) year from, or is directly or indirectly renewable or extendible at the option of such Persons under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof, including current maturities of long-term debt, revolving credit, and short-term debt extendible beyond one year at the option of such Persons.

“Net Income (Loss)” shall mean for any period, the aggregate net income (or loss) after taxes for such period, determined for Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Tangible Net Worth” shall mean, at any date, with respect to Borrower and its Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP, total shareholders’ equity less the amount of all intangible assets.

1.               Fixed Charge Coverage Ratio.  Borrower shall maintain a Fixed Charge Coverage Ratio of not less than (a) 1.00:1 for the Fiscal Quarter ending March 31, 2003, (b) 1.10:1 for the Fiscal Quarters ending June 30, 2003, and September 30, 2003, and (c) 1.20:1.00 for the Fiscal Quarter ending December 31, 2003, and each Fiscal Quarter ending thereafter.

2.               Leverage Ratio.  At no time shall total Indebtedness of Borrower and its Subsidiaries, on a consolidated basis, exceed the greater of (i) Adjusted Tangible Net Worth, or (ii) two (2) times trailing twelve (12) months’ Adjusted EBITDA of Borrower and such Subsidiaries.

3.               Quick Ratio.  At no time shall the ratio of:  (i) the sum of all cash, cash equivalents and accounts receivable of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, to (ii) Adjusted Current Liabilities, be less than 1.0:1.

AGREED:

INTRADO, INC., as Borrower’s Agent

By:
Name:
Title:

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